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                                                                     EXHIBIT 3.1

                            LIMITED LIABILITY COMPANY

                            ARTICLES OF ORGANIZATION

Filed # LLC 4613-03
MAR 31 2003
IN THE OFFICE OF
Dean Heller
Secretary of State

1.    Name of Limited Liability Company:          BH/RE, L.L.C.

2.    Resident Agent Name and Street Address      The Corporation Trust Company of Nevada
                                                  6100 Neil Road, Suite 500
                                                  Reno, Nevada  89511
3.    Dissolution Date:

4.    Management:                                 Company shall be managed by Manager(s)

      Names, Addresses of Manager(s) or Members:  Douglas P. Teitelbaum
                                                  885 Third Avenue, 34th Floor
                                                  New York, NY  10022

                                                  Robert Earl
                                                  8663 Commodity Circle
                                                  Orlando, FL  32819

5.    Other Matters:                              Number of additional pages 0

6.    Names, Addresses and Signatures of          Douglas P. Teitelbaum
      Organizers:                                 885 Third Avenue, 34th Floor
                                                  New York, NY  10022

                                                  /s/ Douglas P. Teitelbaum

7.    Certificate of Acceptance of Appointment    I hereby accept appointment as Resident Agent
      of Resident Agent:                          for the above named corporation

      Authorized Signature of R.A. or on Behalf   /s/ Michael E. Jones
      of R.A. Company                                 Assistant Secretary



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                       DEAN HELLER
                       Secretary of State
[STATE OF NEVADA LOGO] 204 North Carson Street, Suite 1       Filed #LLC 4613-03
                       Carson City, Nevada 89701-4299               ------------
                       (775) 684 5706                               MAR 31, 2004
                       Wedsite: secretaryofstate.biz   IN OFFICE OF DEAN HELLER,
                                                       SECRETARY OF STATE


                AMENDMENT TO
          ARTICLES OF ORGANIZATION
          (PURSUANT TO NRS 86.221)


Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY
              CERTIFICATE OF AMENDMENT TO ARTICLES OF ORGANIZATION
                     FOR A NEVADA LIMITED-LIABILITY COMPANY
                            (PURSUANT TO NRS 86.221)

1. Name of limited-liability company:        BH/RE, L.L.C.
                                     -------------------------------------------

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2. The company is managed by (check one): [X] managers or [ ] members

3. The articles have been amended as follows (provide articles numbers, if available):*

   Article 5 -- Other Matters
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   1. Purpose: The character and general nature of the business to be conducted
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      by the Company is to indirectly own an interest in an entity that will
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      operate, manage and conduct gaming in gaming facilities on or within the
--------------------------------------------------------------------------------
      premises currently known as... see attached document.
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4. Signature (must be signed by at least one manager or by a managing member).

/s/ Douglas P. Teitelbaum
--------------------------
SIGNATURE

*1) If amending company name, it must contain the words "Limited-Liability Company," "Limited Company," or "Limited" or the abbreviations "Ltd., L.L.C." or "L.C.," "LLC" or "LC." The word "Company" may be abbreviated as "Co."

2) If adding managers, provide names and addresses.

FILING FEE: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE
This form must be accompanied by appropriate fees. See attached fee schedule.


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       ATTACHMENT TO CERTIFICATE OF AMENDMENT TO ARTICLES OF ORGANIZATION

                                       OF

                                  BH/RE, L.L.C.

         Pursuant to the provisions of Nevada Revised Statutes Chapter 86
Section 86.221, BH/RE, L.L.C., a Nevada limited liability company (the "Company"), amends Item 5 of its Articles of Organization as follows:

         1. Purpose. The character and general nature of the business to be conducted by the Company is to indirectly own an interest in an entity that will operate, manage and conduct gaming in gaming facilities on or within the premises currently known as "The Aladdin Hotel and Casino", located at 3667 South Las Vegas Boulevard, Las Vegas, Nevada. The Company may also engage in any other activity authorized under the Company's operating agreement.

         2. Transfer of Interest in the Company. Notwithstanding anything to the contrary expressed or implied in the Articles of Organization of the Company, the sale, assignment, transfer, pledge or other disposition of any interest in the Company is ineffective unless approved in advance by the Nevada Gaming Commission (the "Commission"). If at any time the Commission finds that the owner of any such interest (whether or not such owner has been admitted as a member of the Company) is unsuitable to hold that interest, the Commission shall immediately notify the Company of that fact. The Company shall, within 10 days from the date that it receives the notice from the Commission, return to such owner the amount of his or her capital account as reflected on the books of the Company. Beginning on the date when the Commission serves notice of a determination of unsuitability, pursuant to the preceding sentence, upon the Company, it is unlawful for such owner: (a) to receive any share of the distribution of profits or cash or any other property of, or payments upon dissolution of, the Company, other than a return of capital as required above;
(b) to exercise directly or through a trustee or nominee, any voting right conferred by such interest; (c) to participate in the management of the business and affairs of the Company; or (d) to receive any remuneration in any form from the Company, for services rendered or otherwise.

         3. Determination of Unsuitability. Any member that is found unsuitable by the Commission shall return all evidence of any ownership in the Company to the Company. At that time the Company shall, within 10 days from the date that the Company receives notice from the Commission, return to the member in cash or cash equivalents, the amount of his or her capital account as reflected on the books of the Company, and the unsuitable member shall no longer have any direct or indirect interest in the Company.

         4. Redemption of Interest. Notwithstanding the foregoing, to the extent permitted by applicable law, if a member has been found by the Commission to be unsuitable, the Company shall have the right to redeem or repurchase such member's interest in the Company, or to cause such member to transfer its interest in the Company to another member or other person who is suitable, as provided in the Company's operating agreement.



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         IN WITNESS WHEREOF, the Company has caused this Attachment to
Certificate of Amendment to Articles of Organization to be executed this 30th day of March, 2004.



                                       BH/RE, L.L.C., a Nevada limited
                                       liability company


                                       By:     /s/ Douglas P. Teitelbaum
                                           -------------------------------------
                                       Name:       Douglas P. Teitelbaum
                                             -----------------------------------
                                       Title:            Manager
                                              ----------------------------------